UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):   May 17, 2005

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Feb '05	Mar '05	Apr '05
Process Management	+10 to +15	+10 to +15	+15 to +20
Industrial Automation	+10 to +15	+10 to +15	+10 to +15
Network Power	+5 to +10	+15 to +20	+15 to +20
Climate Technologies	+5 to +10	0 to +5	-5 to -10
Appliance and Tools	+5	0 to +5	0 to +5
Total Emerson	+5 to +10	+5 to +10	+5 to +10

April 2005 Order Comments:

Orders remained strong with growth led by Process Management, Network Power, and Industrial Automation. Favorable currency exchange rates contributed 3.5 percentage points of the total +5 to +10% increase.

Process Management experienced strong orders globally with significant project activity and a continued upturn in MRO activity. The power and oil and gas markets continue to drive growth for this segment.

Overall orders in Industrial Automation were strong, led by continued capital spending and industrial demand in North America, Europe, and Asia.

Network Power orders remained strong across the majority of the product lines, with particular strength in the United States and Asia.

Orders for Climate Technologies were impacted by tougher comparisons to a strong 2004, as well as slower orders in air conditioning, continued weak European market demand, and excess customer inventory in China.

Appliance and Tools segment orders were led by strength in the storage business and mixed results in the motors, appliance, and tools businesses.

Investor Events

On May 18, 2005, at 10:45 a.m. EDT, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Electrical Products Group Conference in Longboat Key, Florida. Consistent with fiscal year 2005 guidance previously issued by the company, Mr. Farr will reaffirm that the company expects sales growth of 9% to 11% and earnings per share growth of 12% to 16%. The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson's web site at www.gotoemerson.com/financial.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 17, 2005	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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